CleanSpark Acquires Second Data Center to Increase Bitcoin Mining Capacity

The new facility’s mining operations are expected to operate at 100% net carbon-neutral

SALT LAKE CITY, August 10, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the "Company" or "CleanSpark"), a clean Bitcoin mining and diversified software and services company, today announced that it has closed on its acquisition of an additional nearly 87,000 square foot data center in Norcross, Georgia, to substantially increase the Company’s Bitcoin mining operation.

The $6.55M purchase of the former Sprint/Nextel data center situated on over 7 acres in Norcross, Georgia closed on August 6, 2021. The facility, located 33 miles from the current ATL Data Center and CleanBlok operations in Atlanta, will provide 20 MW of additional power to CleanSpark’s mining business with the opportunity for significant expansion. The Company expects to complete the installation of the mining infrastructure and have the miners running by late 2021.

The new facility’s mining operations are expected to operate at 100% net carbon-neutral, achieved through its participation in Georgia’s Simple Solar program. The program allows CleanSpark to offset any carbon-based energy included in the regional energy mix with solar power. The Company also anticipates adding onsite renewables, including rooftop and ground mount solar and other microgrid energy solutions.

CleanSpark President and CEO Zach Bradford said, “This facility, with its 20 MW of power, will allow us to put over 6,000 additional S19s into operation. It is expected to produce over 650 PH/s upon installation. Based on current difficulty rates, this processing power would result in an additional 5 to 6 bitcoins per day. This, along with our other initiatives, is expected to result in 2.0 EH/s by the end of 2021, which, at current difficulty rates would result in 17 to 18 bitcoin per day.”

Bradford continued, “We have been working on a number of opportunities to increase our Bitcoin production capabilities, including energy expansion in Atlanta, our partnership with Coinmint, and now the purchase of this facility to increase the total energy capacity in our portfolio. We have over 23,500 S19 ASICS miners that will be delivered over the coming year—planning for responsible energy expansion has been paramount. Our focus on ESG has been at the forefront of all our efforts and we expect to lead sustainable practices in the industry. CleanSpark now directly owns and operates facilities that will bring a combined 70MW of 95%-plus carbon-free energy capacity, with the ability to further expand.”

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is an energy technology and clean Bitcoin mining Company that is focused on solving modern energy challenges.

For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations .

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, operating results, business strategy, partnership with Coinmint, deployment of miners, digital currency mining activities, the growth of its facilities and other statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contacts:

Investor Relations:

CleanSpark, Inc.

Investor Relations

(801) 244-4405

Press:

Trish DaCosta

KCD PR

Cleanspark@kcdpr.com

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